EXHIBIT 99

                                                           FOR IMMEDIATE RELEASE


                VALLEY FORGE SCIENTIFIC REPORTS THIRD QUARTER AND
                    NINE MONTH FISCAL 2003 OPERATING RESULTS

OAKS, PA., AUGUST 12, 2003 -- Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE:
VLF), a leading developer of bipolar electrosurgical systems, today announced operating results for the fiscal 2003 third quarter and nine months ended June 30, 2003.

     Sales for the quarter were $1,081,872 compared to sales of $1,148,278 for the prior year's third quarter. For the nine months, sales were $3,390,950 as compared to $3,868,482 for the prior year's nine months.

     Cost of sales was 46% of sales for the quarter and 49% of sales for the first nine months, as compared to 48% for the three and nine months ended June 30, 2002.

     Selling, general and administrative expenses increased to $378,932 for the quarter as compared to $362,176 for the third quarter of last year. In the first nine months of fiscal 2003, selling, general and administrative expenses increased slightly to $1,194,982 from $1,154,334 for the nine months ended June 30, 2002. The increases primarily resulted from increased selling and marketing expenses incurred in connection with implementing the sales and marketing plan for the Bident(R) Bipolar Tissue Management System.

     Research and development expenses more than doubled to $151,513 for the quarter as compared to $70,842 for the third quarter of last year. For the nine months of fiscal 2003, research and development expenses were $361,020 as compared to $242,895 for the first nine months of fiscal 2002. The increase was primarily related to our reaching the final stages of development of our new surgical irrigator system in the third quarter.

     Net income for the quarter was $37,353, or $0.01 per share, as compared to $90,669, or $0.01 per share, for the third quarter of fiscal 2002. Net income for the nine months was $107,085, or $0.01 per share, as compared to $335,776, or 0.04 per share, for the first nine months of fiscal 2002.

     During the quarter, 40,600 shares of common stock were repurchased at cost of $53,987 pursuant to the company's stock repurchase plan. To date, Valley Forge has repurchased 154,100 shares of common stock, leaving a balance of 45,900 shares that are available for repurchase under the plan.

     " Our sales of neurosurgery products to Codman and Shurtleff, Inc. were at anticipated levels during the quarter, however, sales of our Bident(R) Bipolar Tissue Management System were at much lower levels than we had anticipated. Selling our Bident(R) Bipolar Tissue Management System through a limited number of large dental distributors, each with their own internal procedures and

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

timetables, combined with the scheduling required to train large numbers of sales representatives, is proving to be a much more time consuming process than we originally anticipated. We are disappointed with the sales results that we have seen so far for our dental products and are moving forward to jump start this process." said Jerry Malis, President and CEO of Valley Forge Scientific Corp.

     "We have recently hired a product manager dedicated to marketing our Bident(R) Bipolar Tissue Management System and to monitor our relationships with dental distributors. We will also be expanding our selling and marketing plan for the Bident(R) Bipolar Tissue Management System, which to date has included print ads in dental magazines and informational CDROM on the operations of the Bipolar(R) Tissue Management System. We feel that this two-prong strategy will yield favorable results towards the end of the calendar year."

     Management of Valley Forge Scientific will discuss third quarter financial results on Tuesday, August 12, 2003 in a conference call scheduled for 10:30 a.m. ET. Those who wish to participate in the conference call may do so by calling (877) 356-9134 approximately 10 minutes prior to the start time and providing confirmation code 2186740 to the conference operator. For callers outside the United States, the number is (706) 643-3775. An audiotape replay will be available by telephone at (800) 642-1687, confirmation code 2186740, approximately two hours following the conclusion of the call through Tuesday, August 26, 2003. International callers can access this replay at (706) 645-9291.

     Valley Forge Scientific has established itself as a leading developer and manufacturer of bipolar electrosurgical systems and related instrumentation. Based on its DualWave(TM) technology, these systems provide surgeons with the ability to safely cut and coagulate tissue in the most critical areas of the brain and spinal cord. Based on technology developed in conjunction with Leonard
I. Malis, MD, Professor and Chairman Emeritus of the Mount Sinai School of Medicine Department of Neurosurgery, the Malis(R) bipolar electrosurgery systems are considered to be the gold standard worldwide for use in the central nervous system. For more information on DualWave(TM) technology, Malis(R) bipolar electrosurgery systems, or other Valley Forge Scientific products, please visit our Web site at http://www.vlfg.com.

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

Valley Forge Scientific Corp.

FINANCIAL HIGHLIGHTS

                                            For the Three            For the Nine
                                             Months Ended            Months Ended
-------------------------------------- ---------- ------------ ------------ ------------
                                         6/30/03     6/30/02      6/30/03      6/30/02
-------------------------------------- ---------- ------------ ------------ ------------

-------------------------------------- ---------- ------------ ------------ ------------
Net Sales                              $1,081,872 $  1,148,278 $  3,390,950 $  3,868,482
-------------------------------------- ---------- ------------ ------------ ------------
Selling, General and
Administrative Expenses                $  378,932 $    362,176 $  1,194,982 $  1,154,334
-------------------------------------- ---------- ------------ ------------ ------------
Operating Expenses                     $  151,513 $     70,842 $    361,020 $    242,895
-------------------------------------- ---------- ------------ ------------ ------------
Operating Income                       $   43,230 $    153,378 $    149,611 $    564,231
-------------------------------------- ---------- ------------ ------------ ------------
Provision for Income Taxes             $   12,680 $     71,058 $     65,141 $    241,336
-------------------------------------- ---------- ------------ ------------ ------------

Net Income                             $   37,353 $     90,669 $    107,085 $    335,776
-------------------------------------- ---------- ------------ ------------ ------------
Earnings
-------------------------------------- ---------- ------------ ------------ ------------
Basic                                  $     0.01 $       0.01 $       0.01 $       0.04
-------------------------------------- ---------- ------------ ------------ ------------
Diluted                                $     0.01 $       0.01 $       0.01 $       0.04
-------------------------------------- ---------- ------------ ------------ ------------

-------------------------------------- ---------- ------------ ------------ ------------
Common shares outstanding
-------------------------------------- ---------- ------------ ------------ ------------
Basic                                   7,938,302    8,067,812    7,976,503    8,067,812
-------------------------------------- ---------- ------------ ------------ ------------
Diluted                                 7,963,052    8,186,268    8,000,052    8,166,693
-------------------------------------- ---------- ------------ ------------ ------------

Forward-Looking Statements

Statements in this press release regarding our expectations for research and development, new products and alliances, and any other statements in this press release that refer to Valley Forge Scientific's estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Valley Forge Scientific's current analysis of existing trends and information and represent Valley Forge Scientific's judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting Valley Forge Scientific's business, including but not limited to competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; the market penetration by third parties who distribute and sell Valley Forge Scientific's products; Valley Forge Scientific's ability to maintain a sufficient supply of products; product liability claims; and the uncertainties associated with intellectual property protection for these products. In addition, matters generally affecting the domestic and global economy can affect Valley Forge Scientific's results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Valley Forge Scientific disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by Valley Forge Scientific and Valley Forge Scientific's public periodic filings with the Securities and Exchange Commission, including Valley Forge Scientific's Form 10-K for the year end September 30, 2002.

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